Exhibit 10.65

NET SMELTER RETURN ROYALTY AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Newmont Canada Limited, an Ontario corporation (“Newmont”), whose address is Suite 1900, Box 2005, 20 Eglinton Avenue West, Toronto, ON M4R 1K8, covenants and agrees, on and subject to the terms and conditions contained herein, to pay to Barrick Gold Corporation, an Ontario corporation (“Barrick”), whose address is 161 Bay Street, Suite 3700, Toronto, ON M5J 2S1, a net smelter return royalty (“Royalty”) equal to the “Royalty Factor”, as hereinafter defined and computed, multiplied by the “Net Smelter Return,” as hereinafter defined and computed, with respect to all valuable minerals produced from the mining rights and surface leases known as the Holt-McDermott mining claims and leases as more particularly set forth and described on Schedule “A” attached hereto (the “Property”). Newmont and Barrick are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. The Parties acknowledge that this Agreement is entered into pursuant to the provisions of an asset purchase agreement between Barrick and Newmont made as of June 25, 2004 (the “Asset Purchase Agreement”).

A.        Net Smelter Return Definition.

1.         “Net Smelter Return” shall equal “Revenues” less “Allowable Costs” and “Underlying Royalties” for all fine gold and/or silver bullion or doré bullion produced from the Property or for any primary, intermediate or final product or any mineral substances other than fine gold and/or silver bullion or doré bullion produced from the Property.

2.         Except as provided in Section A.3 below, in the event that Newmont or any of its affiliates produce and sell ores, concentrates, precipitates, cathodes, leach solutions or any other primary, intermediate or final product or any mineral substances other than fine gold and/or silver bullion or doré bullion (collectively, “Mineral Substances”) produced from the Property, “Revenues” for a calendar quarter shall mean the total amounts received by Newmont and its affiliates from the sale of such Mineral Substances at the point of sale provided such sales are arm’s length transactions, and provided further that sales to Newmont or affiliates of Newmont are valued at the fair market value of the products, less, in either case, only the following “Allowable Costs” attributed to that production and sale, to the extent actually paid or incurred by Newmont and its affiliates prior to the date payment is due to Barrick as prescribed in Section B.2(a) of this Agreement: (a) the cost of transportation between Newmont’s mill and the buyer of such substances, (b) the cost, after such products have left Newmont’s mill, of assaying, sampling, custom-smelting and refining such products, including any independent representative and umpire charges, and (c) taxes (other than income taxes) imposed upon or in connection with producing, transporting and selling such products.

3.         (a)           If Newmont or any of its affiliates produce as a final product (or has produced as a final product through a tolling/refining contract or any other transaction that results in Newmont or an affiliate owning title) fine gold and/or silver bullion or doré bullion produced from the Property, “Revenues” for a calendar quarter shall mean the total amount of fine gold and/or silver bullion or the amount of payable gold and/or silver contained in doré bullion produced from the Property during the quarter multiplied by (i) for gold, the average London Bullion Brokers P.M. Gold Fixing for the calendar quarter of production (the “Quarterly

Average Gold Price”) and (ii) for silver, the average London Bullion Market Association daily Silver Fixing for the calendar quarter of production, less only the following “Allowable Costs” attributed to that production, to the extent actually paid or incurred by Newmont and its affiliates prior to the date payment is due to Barrick as prescribed in Section B.2(b) of this Agreement: (a) the costs of transportation from Newmont’s mill to the smelter/refiner, (b) the cost of assaying, sampling, smelting and refining such bullion, including tolling costs, independent representative and umpire charges, and any penalties assessed by the purchaser of said fine gold and/or silver bullion or doré bullion, but excluding the costs of producing such doré, (c) taxes (other than income taxes) imposed upon or in connection with producing, transporting and selling such fine gold and/or silver bullion or doré bullion, and (d) costs of sale, if any.

(b)           For purposes of this Section A.3, the average gold and silver prices for any calendar quarter shall be determined by dividing the sum of all daily prices posted during such calendar quarter by the number of days that prices were posted. The posted prices shall be obtained from The Wall Street Journal, Reuters, or another reliable source. If either the London Bullion Brokers P.M. Gold Fixing or the London Bullion Market Association daily Silver Fixing ceases to be published, Newmont and Barrick shall agree upon a similar alternative method for determining the average spot market price for gold and/or silver, as the case may be, which shall be used in calculating Net Smelter Return.

(c)           Newmont and Barrick acknowledge that the purpose of this Section A.3 is to assure that the Net Smelter Return is determined in a timely manner for fine gold and/or silver bullion or doré bullion produced during a calendar quarter regardless of whether an actual sale of gold and/or silver to a third party is made by Newmont or any of its affiliates. The parties further acknowledge that Newmont and its affiliates shall have the right to market and sell to third parties the gold and silver produced from the Property in any manner they choose, including the forward sale of gold and silver on the commodity markets. Barrick shall have absolutely no right to participate in any sales of mineral substances by Newmont and its affiliates on the commodity markets or otherwise share in any profits or losses received by Newmont and its affiliates as a result of their marketing activities.

4.         “Underlying Royalties” shall equal, in respect of a calendar quarter, the aggregate of all underlying royalty amounts actually paid by Newmont to persons other than Barrick, Newmont and Newmont’s affiliates in such calendar quarter on the production and/or sale of (i) Mineral Substances produced from the Property and giving rise to the Revenues received by Newmont and its affiliates in such calendar quarter as determined by Section A.2, or (ii) fine gold and/or silver bullion or doré bullion produced from the Property and giving rise to the Revenues received by Newmont and its affiliates in such calendar quarter as determined by Section A.3, as the case may be. Only royalty amounts in effect on the date hereof and paid pursuant to royalty agreements transferred to Newmont by Barrick on the date hereof pursuant to the Asset Purchase Agreement shall be included in determining Underlying Royalties.

5.         In no event shall Newmont deduct the cost of exploring, developing, mining, hauling, milling, leaching or any other processing costs incurred by Newmont and its affiliates in determining the Net Smelter Return.

6.         In the event smelting or refining are carried out in facilities owned or controlled, in whole or in part, by Newmont or an affiliate, then charges, costs and penalties for such smelting or refining shall mean the amount Newmont would have incurred if such smelting or refining were carried out at facilities not owned or controlled by Newmont or an affiliate then offering comparable services for comparable products on prevailing terms, but in no event greater than actual costs incurred by Newmont or an affiliate with respect to such smelting and refining.

B.        Payments of Royalty.

1.         The “Royalty Factor” for any calendar quarter that shall be used to determine the Royalty payable to Barrick hereunder shall equal: (a) in respect of gold produced from the Property, the Quarterly Average Gold Price (unit-less) for such calendar quarter multiplied by 0.00013, (b) in respect of silver produced from the Property, 0.05, and (c) in respect of Mineral Substances produced from the Property, 0.05.

2.         The amount of Royalty due Barrick shall be payable in the following alternative manners depending on the method of selling valuable minerals produced from the Property:

(a)           If during any calendar quarter that includes or is subsequent to the date hereof Newmont or any of its affiliates produce and sell Mineral Substances, the Royalty paid to Barrick shall be calculated by multiplying the amount of Net Smelter Return determined in Section A.2 by the applicable Royalty Factor. Payment shall be made by Newmont within 30 days following the completion of that calendar quarter.

(b)           If during any calendar quarter that includes or is subsequent to the date hereof Newmont or any of its affiliates produce fine gold and/or silver bullion or doré bullion, the Royalty paid to Barrick shall be calculated by multiplying the amount of Net Smelter Return determined in Section A.3 by the applicable Royalty Factor. Payment shall be made by Newmont within 60 days following the completion of that calendar quarter.

3.         Newmont shall provide to Barrick copies of all data relating to the Royalty calculation (including, but not limited to, settlement sheets used in calculating the Royalty) at the same time that Royalty payments are paid.

C.        Audits and Disputes.

1.         Barrick, upon written notice, shall have the right to have an independent firm of certified chartered accountants audit the records that relate to the calculation of the Royalty within 12 months after receipt of a Royalty payment.

2.         (a)           Barrick shall be deemed to have waived any right it may have had to object to a payment made for any calendar quarter, unless it provides notice (a “Dispute Notice”) in writing of such objection within 18 months after receipt of final payment for the calendar quarter.

(b)            If the parties are unable to resolve a payment dispute within 60 days after the receipt of a Dispute Notice, the dispute shall be finally settled by arbitration pursuant to the Arbitration Act, 1991 (Ontario), as amended. The place of arbitration shall be Toronto, Ontario and the language of the arbitration shall be English. The arbitrator’s decisions and awards shall be final and binding on both parties and there shall be no appeal from the arbitrator’s decisions and awards for any reason whatsoever. Judgment upon any arbitration award made pursuant to this Section C.2(b) may be entered into any court having jurisdiction, or application may be made to any such court for judicial recognition of the award or an order of enforcement thereof, as the case may be. Unless the parties agree to share the costs of arbitration, the arbitrator shall determine what part of the costs and expenses incurred in any such proceeding shall be borne by each party participating in the arbitration.

(c)            Alternatively, if the parties mutually agree, the payment dispute may be submitted to a mutually acceptable certified chartered accountant, or firm of certified chartered accountants, for a binding resolution thereof.

D.       General.

1.         Newmont shall keep true and accurate books and records for the purposes of this Agreement. Such books and records shall be kept on the accrual basis in accordance with generally accepted accounting principles and practices consistently applied.

2.         Barrick or its authorized representative, on not less than two days’ notice to Newmont, may enter upon all surface and subsurface portions of the Property for the purpose of inspecting the Property, all improvements thereto and operations thereon, and may inspect and copy all records and data pertaining to the Royalty payments to be made to Barrick hereunder, including, without limitation, those records and data that are maintained electronically. Barrick or its authorized representative shall enter the Property at Barrick’s own risk and may not unreasonably hinder operations on or pertaining to the Property. Barrick shall indemnify and hold harmless Newmont and its affiliates (including without limitation direct and indirect parent companies), and their respective directors, officers, shareholders, employees, agents and attorneys, from and against any liabilities which may be imposed upon, asserted against or incurred by any of them by reason of injury to Barrick or any of its agents or representatives caused by Barrick’s exercise of its rights herein, unless caused by the gross negligence or willful misconduct of Newmont.

3.         All notices and other required communications (“Notices”) to a Party sent hereunder shall be in writing, and shall be addressed respectively as follows:

If to Barrick:

c/o PO Box 212, Suite 3700
Canada Trust Tower, BCE Place
161 Bay Street
Toronto, ON M5J 2S1

Attention:	General Counsel
Fax:	(416) 861-9717

If to Newmont:

Newmont Canada Limited
Suite 1900, Box 2005
20 Eglinton Avenue West
Toronto, ON M4R 1K8

Attention:	Vice President & Secretary
Fax:	(416) 488-6598

All Notices shall be given (i) by personal delivery, (ii) by facsimile, or (iii) by commercial courier service. All Notices shall be effective and shall be deemed delivered on the date of delivery if delivered during normal business hours on a business day, and, if not delivered during normal business hours, on the next business day following delivery. A Party may change its address by Notice to the other Party. For these purposes, the term “business day” has the meaning set out in the Asset Purchase Agreement.

4.         All payments required to be made to Barrick hereunder shall be made by certified cheque made payable to Barrick, delivered to Barrick at the address set forth above.

5.         The Royalty shall be subject to the following conditions and limitations:

(a)           Neither Barrick nor Newmont makes any representation or warranty hereunder as to title or interest with respect to any of the Property, and no warranty, express or implied, shall be asserted hereunder by either Party to arise by operation of law with respect to any Property or this Agreement.

(b)           Subject to Section D.9(a), nothing herein shall require Newmont to keep or maintain the Property.

(c)           Barrick shall have no right to claim a reversionary interest in any of the Property should Newmont seek to relinquish all or any portion of the Property.

(d)           Newmont has no obligation hereunder to conduct any exploration, development, mining operations or any other activities whatsoever on or relating to the Property.

6.         (a)           All information obtained in connection with the performance of this Agreement and the calculation and payment of the Royalty shall be the exclusive property of the Parties and, except as provided in Section D.6(b), shall not be disclosed to any third party or the public without the prior written consent of the other, which consent shall not be unreasonably withheld.

(b)            Exceptions: The consent required by Section D.6(b) shall not apply to a disclosure:

(i)        to an affiliate, consultant, contractor or subcontractor of the disclosing Party that has a bona fide need to be informed;

(ii)       to any third party to whom a Party contemplates a transfer of all or any part of its interest in or to this Agreement;

(iii)      to a governmental agency, stock exchange or to the public that the Party believes in good faith is required by pertinent law or regulation or the rules of any stock exchange; or

(iv)      reasonably required in connection with arbitration or judicial proceedings arising under or in connection with this Agreement.

In any case to which this Section D.6(b) is applicable, the disclosing Party shall give notice to the other Party prior to making such disclosure. As to any disclosure pursuant to Section D.6(b)(i) or (ii), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Section D.6.

(c)            The provisions of this Section D.6 shall apply so long as the Royalty exists and for a period of two years thereafter.

7.         Notwithstanding anything to the contrary herein, Newmont shall have the right to mine and market amounts of precious metals or other minerals reasonably necessary for non-bulk sampling, assaying, metallurgical testing and evaluation of the minerals potential of the Property without initiating the obligation to make production royalty payments hereunder.

8.         Newmont shall have the right to commingle ore and minerals from the Property with ore from other lands and properties; provided, however, that Newmont shall calculate from representative samples the average grade of the ore and shall weigh (or calculate by volume) the ore before commingling using generally accepted industry practices. If concentrates are produced from the commingled ores by Newmont, Newmont shall also calculate from representative samples the average recovery percentage for all concentrates produced from ores refined from the Property during the calendar quarter. In obtaining representative samples, calculating the average grade of the ore and average recovery percentages, Newmont may use any procedures generally accepted in the mining and metallurgical industry which it reasonably believes suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on Barrick. In addition, comparable procedures may be used by Newmont to apportion among the commingled ores penalty charges, if any, imposed by the purchaser of such ore or concentrates.

9.         (a)           Nothing herein shall restrict Newmont from transferring all or any portion of its interest in the Property so long as such transfer remains subject to the Royalty pursuant to an assumption agreement in form and substance satisfactory to Barrick as contemplated in the following sentence. If Newmont transfers all or any portion of its interest in the Property, upon obtaining from the transferee a written assumption of the obligations of Newmont pursuant to this Agreement with respect to the interest so transferred which is addressed to and delivered to Barrick and which is in form and substance satisfactory to Barrick, acting reasonably, Newmont shall thereupon be relieved of all liability for payment of royalties under this Agreement for any royalties that may arise after the transfer with respect to such transferred interest.

(b)            Barrick may transfer all or a portion of its Royalty interest, including this Agreement, following written notice to Newmont.

10.       All amounts required to be paid to Barrick as contemplated in this Agreement shall be paid in United States Dollars. To the extent that any Revenues, Allowable Costs or Underlying Royalties are paid or received in a currency other than United States Dollars, such amounts shall be converted into United States Dollars using the exchange rate as at 12:00 noon (Toronto time) generated by the U.S. Federal Reserve Board in effect on the day such costs were paid, or revenues or royalties received, as the case may be.

11.       This Agreement constitutes the entire understanding, contract and agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the Parties or their representatives.

12.       Except as provided for in Section C.2(a), no amendment or waiver of any provision of this Agreement shall be binding on any Party unless consented to in writing by such Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver, unless otherwise expressly provided.

13.       If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

14.       The Parties hereto agree that notice of this Agreement (or, at the discretion of Barrick, this Agreement) will be registered on title to the Property and/or deposited with the Provincial Mining Recorder’s Office, and Newmont will from time to time at Barrick’s request execute such further documents, if any, as are necessary to effect such registration and/or deposition. Newmont agrees that it will not register any further encumbrances against all or any part of the Property until Barrick has effected all of the registrations and/or dispositions contemplated in this Section, as aforesaid, unless such encumbrances are postponed to this Agreement.

15.       Each of the Parties hereto shall from time to time hereafter and upon any reasonable request of the other, execute and deliver, make or cause to be made all such further acts, deeds, assurances and things as may be required or necessary to more effectually implement and carry out the true intent and meaning of this Agreement.

16.       This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights an obligations of the Parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

17.       This Agreement may be executed in counterparts by original, each of which shall constitute an original and each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Newmont and Barrick have duly executed this Net Smelter Return Royalty Agreement (this “Agreement”) to be effective as of October 8, 2004.

“NEWMONT”

Newmont Canada Limited, an Ontario corporation,

By:	/s/ Sharon E. Dowdall
Sharon E. Dowdall
Its:	Vice President and Secretary

By:	/s/ Donna Andrejek
Donna Andrejek
Its:	Assistant Secretary

“BARRICK”

Barrick Gold Corporation, an Ontario corporation,

By:	[Illegible signature]

Its:

By:	[Illegible signature]

Its:

SCHEDULE A

LEGAL DESCRIPTION OF THE PROPERTY

6/16/2004 r-7
Mining	Legal description	SRO, MRO
Claims	Title Held	or S&M	Township
McDermott	Fee Simple / Absolute
L11479 (L36699)	PIN 65375-0065 / Parcel 8305 SEC	S&M	Holloway
L11383	PIN 65375-0068 / Parcel 4108 SEC	S&M	Holloway
L11418	PIN 65375-0057 / Parcel 4110 SEC	S&M	Holloway
L11614 MILL CLM	PIN 65375-0059 / Parcel 4113 SEC	S&M	Holloway
L11381	PIN 65375-0070 / Parcel 4106 SEC	S&M	Holloway
L11417	PIIN 65375-0058 / Parcel 4109 SEC	S&M	Holloway
L11535 MILL CLM	PIN 65375-0063 / Parcel 4112 SEC, exp Pt 10	S&M	Holloway
L13137	PIN 65375-0066 / Parcel 4194 SEC	S&M	Holloway
L11382	PIN 65375-0069 / Parcel 4107 SEC	S&M	Holloway
L11548 MILL CLM	PIN 65375-0062 / Parcel 4111 SEC	S&M	Holloway
Three Star	Fee Simple / Absolute
L12314	PIN 65375-0061 / Parcel 8166 SEC	S&M	Holloway
L11009	PIN 65375-0072 / Parcel 8168 SEC	S&M	Holloway
L11010	PIN 65375-0071 / Parcel 8164 SEC	S&M	Holloway
L11011	PIN 65375-0074 / Parcel 8167 SEC	S&M	Holloway
L11012	PIN 65375-0075 / Parcel 8165 SEC	S&M	Holloway
Cahill	Fee Simple / Absolute
L11087	PIN 65375-0067 / Parcel 4069 SEC	S&M	Holloway
Barrick-Holloway	Leasehold / Absolute
Lease 104791	PIN 65375-0083 Pcl 1505 LC, and land under	S&M	Holloway
L616488	water of said claims, Pts 1-5 6R-4770 (affects lease & claims)	S&M	Holloway
L616489		S&M	Holloway
L801063		S&M	Holloway
L801065		S&M	Holloway
L802768		S&M	Holloway
Mattawasaga	Leasehold / Absolute
Lease 105123	PIN 65375-0106, Parcel 1547 LC, MR of Pt of land and land	MRO	Holloway
L596247	under water, Pts 1&2, 6R-4842 (affects lease & claims)	MRO	Holloway
L596250		MRO	Holloway
L596247 SRO	see claim 11263, parcel 23588	SRO	Holloway
L596250 SRO	see claim 13403, pcl 23588, also claim 32920, pcls 16875+20722	SRO	Holloway
Lease 104907 MRO	PIN 65375-0084	MRO	Holloway
L579670 MRO	Parcel 1518 LC, Pts 3,4,5,6,7,8&9, 6R-4842 except SR of	MRO	Holloway
L596249 MRO	Pts 3,4,5&6, 6R-4842 (affects lse & claims)	MRO	Holloway
L596248 MRO		MRO	Holloway
L579669 MRO		MRO	Holloway
L579670 SRO	see claim 11262	SRO	Holloway
L596249 SRO	see claim 11265, parcel 23588	SRO	Holloway
L596248 SRO	see claim 32932, parcel 23588	SRO	Holloway
L579669 SRO	see claim 32933, parcels 16878 & 16879	SRO	Holloway
Firstly:	PIN 65375-0048, Parcel 23588 SEC	SRO	Holloway
L11263 (32926)		SRO	Holloway

1

L11415 (32931)		SRO	Holloway
L13403 (32925)		SRO	Holloway
L32932		SRO	Holloway
Secondly:		SRO	Holloway
L11264		SRO	Holloway
L11265 (32921)	Pt 1, 6R-6274 (this clm only)	SRO	Holloway
Thirdly:		SRO	Holloway
L11260		SRO	Holloway
L11261 (32922)	Pt 2, 6R-6274 (this clm only) (also see SR L11261 below)	SRO	Holloway
Worvest	Fee Simple / Absolute
L11244	PIN 65376-0104 / Parcel 4119 SEC	S&M	Harker
L11245	PIN 65376-0092 / Parcel 4120 SEC	S&M	Harker
L11246	PIN 65376-0103 / Parcel 4121 SEC	S&M	Harker
L11247	PIN 65376-0093 / Parcel 4103 SEC	S&M	Harker
L11248	PIN 65376-0102 / Parcel 4104 SEC	S&M	Harker
L11249	PIN 65376-0105 / Parcel 4105 SEC	S&M	Harker
L11312	PIN 65375-0060 / Parcel 4411 SEC	S&M	Harker
L11313	PIN 65375-0073 / Parcel 4412 SEC (Worvest East Group)	S&M	Harker
L11314	PIN 65375-0077 / Parcel 4413 SEC (Worvest East Group)	S&M	Harker
L11315	PIN 65375-0076 / Parcel 4421 SEC (Worvest East Group)	S&M	Harker
L11316	PIN 65375-0078 / Parcel 4422 SEC (Worvest East Group)	S&M	Harker
Barrick East	Leasehold / Absolute
Lease 104596	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L628520	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L628533	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L628534	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L633300	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L633301	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L633303	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L633305	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L633306	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L633308	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L633309	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L633310	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L633311	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L802663	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L802666	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L802667	PIN 65376-0111 (LT) Parcel 1534 SEC, Pts 1-19, 6R-4891	S&M	Hark & Holl
L633296	PIN 65376-0112 (LT) Parcel 1534 SEC, Pt 1-4, 6R-4891	S&M	Hark & Holl
L633297	PIN 65376-0112 (LT) Parcel 1534 SEC, Pt 1-4, 6R-4891	S&M	Hark & Holl
L633298	PIN 65376-0112 (LT) Parcel 1534 SEC, Pt 1-4, 6R-4891	S&M	Hark & Holl
L633299	PIN 65376-0112 (LT) Parcel 1534 SEC, Pt 1-4, 6R-4891	S&M	Hark & Holl
Newmex	Leasehold / Absolute
Lease 104955	PIN 65376-0099 Parcel 1535 LC, survey claim 313	S&M	Harker
L414444	except SR Pt 3, 6R-4730 (Lease & all 11 claims)	S&M	Harker
L414445		S&M	Harker
L414446		S&M	Harker
L414447		S&M	Harker
L430914		S&M	Harker
L430915		S&M	Harker

2

L430916		S&M	Harker
L430917		S&M	Harker
L430918		S&M	Harker
L430919		S&M	Harker
L430920		S&M	Harker
Canamax	Leasehold / Absolute
Lease 106043	PIN 65376-0120 / Parcel 1635 LC survey clm 373, Pts 1-3	S&M	Harker
L525472	6R-5888, except SR Pt 2, 6R-5888 & SR strip (Lse & clms)	S&M	Harker
L525473		S&M	Harker
L525474		S&M	Harker
L525558		S&M	Harker
L583093		S&M	Harker
L583094		S&M	Harker
L583095		S&M	Harker
L583096		S&M	Harker
L842507		S&M	Harker
Lenora	Leasehold / Absolute
Lease 106587	PIN 65376-0101, Parcel 1730 LC, permeter survey claim 374	S&M	Harker
L512906	Harker (mining clms listed)	S&M	Harker
L512907	Pt 1 & 2, 6R6028, except SRO pt 2, 6R6028	S&M	Harker
L522685	10’ wide strip is a reservation of SR along creek (lse & clms)	S&M	Harker
L522686	Lease 106587 mentioned in lease 1504 (lse & clms)	S&M	Harker
L565533		S&M	Harker
L565534		S&M	Harker
Manville	Leasehold / Absolute
Lease 106586	PIN 65376-0101 Parcel 1730 LC, 2nd survey claim 390	S&M	Harker
L598857	Pt 1, 6-6219 (Lse & clms)	S&M	Harker
L598858	Lease 106586 mentioned in lease 1503 (lse & clms)	S&M	Harker
L598859		S&M	Harker
L598871		S&M	Harker
L598872		S&M	Harker
L598873		S&M	Harker
L610804		S&M	Harker
L610805		S&M	Harker
L610953		S&M	Harker
Tailings	Leasehold / Absolute
L599028		SRO	Holloway
L599029		SRO	Holloway
L599037		SRO	Holloway
L599038		SRO	Holloway
L599039		SRO	Holloway
L599040		SRO	Holloway
L588253		SRO	Hark & Holl
L588258		SRO	Hark & Holl
L588260		SRO	Hark & Holl
L588261		SRO	Hark & Holl
L588262		SRO	Hark & Holl
L588271		SRO	Hark & Holl
L588272		SRO	Hark & Holl
L588273		SRO	Hark & Holl

3

L588274	PIN 65375-0092 / Parcel 1626 LC 1st survey clm 346, Pt 1,	SRO	Holloway
L588275	6R-5327 (18 clms)	SRO	Holloway
L588276		SRO	Holloway
L588281		SRO	Holloway
L588282		SRO	Holloway
L588283		SRO	Holloway
L588284		SRO	Holloway
L588285		SRO	Holloway
L588286		SRO	Holloway
L588287		SRO	Holloway
L588288		SRO	Holloway
L588289		SRO	Holloway
L588290		SRO	Holloway
L588291		SRO	Holloway
L588292		SRO	Holloway
L588293		SRO	Holloway
L588561		SRO	Holloway
L588562		SRO	Holloway
L588571	PIN 65375-0095 / Parcel 1574 LC Pts 1,2,3,4,5&6, 6R-5325	SRO	Holloway
L588572	(6 clms)	SRO	Holloway
L599015		SRO	Holloway
L599016		SRO	Holloway
L599018		SRO	Holloway
L599019		SRO	Holloway
Fee Simple / Absolute
L10218	PIN 65375-0090 / Parcel 21000 SEC	SRO	Holloway
L10219	PIN 65375-0089 / Parcel 21001 SEC	SRO	Holloway
L10220	PIN 65375-0087 / Parcel 21002 SEC	SRO	Holloway
L10221	PIN 65375-0080 / Parcel 21003 SEC	SRO	Holloway
L10222	PIN 65375-0079 / Parcel 21004 SEC	SRO	Holloway
L13997	PIN 653575-0091 / Parcel 21005 SEC	SRO	Holloway
L13998	PIN 65375-0088 / Parcel 21006 SEC	SRO	Holloway
L13999	PIN 65375-0081 / Parcel 21007 SEC	SRO	Holloway
Goldcorp	Fee Simple/Absolute
L7135	PIN 65375-0098 / Parcel 2795 SEC	S&M	Holloway
L7220	PIN 65375-0097 / Parcel 2796 SEC	S&M	Holloway
L7219 (N1/2)	PIN 65375-0099 / Parcel 2799 SEC	S&M	Holloway
L7221 (N1/2)	PIN 65375-0096 / Parcel 2800 SEC	S&M	Holloway
L7241	PIN 65375-0101 / Parcel 3201 SEC	S&M	Holloway
L7242	PIN 65375-0102 / Parcel 3202 SEC	S&M	Holloway
L7246 (E Pt)	PIN 65375-0103 / Parcel 3203 SEC	S&M	Holloway
L7248 (E1/2)	PIN 65375-0100 / Parcel 3204 SEC	S&M	Holloway
Polishing Pond	Unpatented Mining Claims
L588478	unpatented mining claim	SRO	Holloway
L588479	unpatented mining claim	SRO	Holloway
L588534	unpatented mining claim	SRO	Holloway
L588535	unpatented mining claim	SRO	Holloway
L588536	unpatented mining claim	SRO	Holloway
L588537	unpatented mining claim	SRO	Holloway
L588540	unpatented mining claim	SRO	Holloway

4

L1213841	unpatented mining claim	SRO	Holloway
L784869	unpatented mining claim (SRO lse applic to BGC pending)	SRO	Holloway
L784871	unpatented mining claim (SRO lse applic to BGC pending)	SRO	Holloway
L784872	unpatented mining claim (SRO lse applic to BGC pending)	SRO	Holloway
West Block	Unpatented Mining Claims
L641387	unpatented mining claim	S&M	Harker
L641388	unpatented mining claim	S&M	Harker
L641389	unpatented mining claim	S&M	Harker
L641390	unpatented mining claim	S&M	Harker
L641391	unpatented mining claim	S&M	Harker
L641392	unpatented mining claim	S&M	Harker
L641393	unpatented mining claim	S&M	Harker
L641394	unpatented mining claim	S&M	Harker
L641395	unpatented mining claim	S&M	Harker
L641396	unpatented mining claim	S&M	Harker
L641397	unpatented mining claim	S&M	Harker
L641398	unpatented mining claim	S&M	Harker
L641399	unpatented mining claim	S&M	Harker
L641400	unpatented mining claim	S&M	Harker
L641401	unpatented mining claim	S&M	Harker
L461402	unpatented mining claim	S&M	Harker
L461403	unpatented mining claim	S&M	Harker
L641404	unpatented mining claim	S&M	Harker
L641405	unpatented mining claim	S&M	Harker
L641406	unpatented mining claim	S&M	Harker
L641410	unpatented mining claim	S&M	Harker
L641411	unpatented mining claim	S&M	Harker
L641412	unpatented mining claim	S&M	Harker
L641413	unpatented mining claim	S&M	Harker
L1184131	unpatented mining claim	S&M	Harker
L802656	unpatented mining claim	S&M	Harker
L802657	unpatented mining claim	S&M	Harker
L802658	unpatented mining claim	S&M	Harker
L802659	unpatented mining claim	S&M	Harker
L802668	unpatented mining claim	S&M	Harker
L802669	unpatented mining claim	S&M	Harker
L802671	unpatented mining claim	S&M	Harker
L802672	unpatented mining claim	S&M	Harker
L802673	unpatented mining claim	S&M	Harker
L802674	unpatented mining claim	S&M	Harker

In addition to the foregoing, the Property shall include any Other Real Property (as that term is defined in the Asset Purchase Agreement) transferred to Newmont under the Asset Purchase Agreement.

Key

SRO – Surface Rights Only

MRO – Mineral Rights Only

S&M – Surface Rights and Mineral Rights

5

ABRC – American Barrick Resources Corporation

ARBC-SEAB – American Barrick Resources Corporation – Scoiete Extractive American Barrick

BGC – Barrick Gold Corporation

BGC-SAB – Barrick Gold Corporation – Societe Aurifere Barricdu Canada Limitee

6